Exhibit (l)(2)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the heading “Legal Counsel” in the Statement of Additional Information forming a part of Post-Effective Amendment No. 36 to the Registration Statement (Form N-2 File No. 333-223061) of the Alternative Investment Partners Absolute Return Fund STS. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

/s/ Dechert LLP
Dechert LLP New York, New York April 30, 2021